Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined consolidated financial statements as of June 30, 2026 and for the year ended December 31, 2025 and the six months ended June 30, 2026 have been prepared (i) as if the Merger had occurred on June 30, 2026 for purposes of the unaudited pro forma condensed combined consolidated balance sheet and (ii) as if the Merger had occurred on January 1, 2025 for purposes of the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026.
The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the historical financial statements and related notes of SUNS and SRT, including:
•SUNS' audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2025;
•SUNS' unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;
•SRT's audited consolidated financial statements and related notes for the year ended December 31, 2025, filed as Exhibit 99.2 to this Current Report on Form 8-K; and
•SRT's unaudited condensed consolidated financial statements and related notes for the six months ended June 30, 2026, filed as Exhibit 99.3 to this Current Report on Form 8-K.
The unaudited pro forma condensed combined consolidated financial statements have been prepared by SUNS in accordance with Article 11 of Regulation S-X. In accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations, the Merger has been accounted for as a business combination using the acquisition method of accounting, with SUNS identified as the accounting acquirer. Accordingly, SUNS will recognize the identifiable assets acquired and liabilities assumed at their estimated acquisition-date fair values. Any excess of the acquisition-date fair value of the identifiable net assets acquired over the fair value of the consideration transferred, after reassessment of the acquisition accounting, will be recognized as a bargain purchase gain. The values of assets and liabilities carried at fair value by SUNS and SRT, respectively, are based upon each entity's respective valuation methodologies as of June 30, 2026. Different valuation methodologies may produce different valuation results for the same or similar assets. Accordingly, the unaudited pro forma adjustments are preliminary, have been made solely for purposes of preparing the unaudited pro forma condensed combined consolidated financial statements, and are subject to revision based on the final determination of acquisition-date fair values. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying unaudited pro forma condensed combined consolidated financial statements and SUNS' future results of operations and financial position.
The unaudited pro forma condensed combined consolidated financial statements have been prepared to give effect to SUNS' acquisition of SRT. The unaudited pro forma condensed combined consolidated financial information also presents certain Management's Adjustments reflecting estimated cost savings and synergies expected to result from the Merger, primarily related to reductions in general and administrative expenses and professional fees. These adjustments are based on management's estimates and assumptions regarding the costs expected to be incurred by the combined company following the Merger. The unaudited pro forma condensed combined consolidated financial information does not give effect to any other potential effects of changes in market conditions on revenues, expenses, fair values, asset dispositions, stock prices and share repurchases, among other factors.
The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only. The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined consolidated financial information is subject to adjustment and may vary significantly from the final purchase price allocation. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of what the actual financial position and results of operations would have been had the Merger occurred on June 30, 2026 or January 1, 2025, respectively, nor are they indicative of the future financial condition and results of operations of the combined company.

Sunrise Realty Trust, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026

	SUNS Historical	SRT Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined Company
	(unaudited)	(unaudited)
Assets
Loans held for investment at carrying value, net	$296,753,498	$181,984,221	$34,620	(A)	$478,772,339
Current expected credit loss reserve	(932,221)	(583,580)	583,580	(A)	(932,221)
Loans held for investment at carrying value, net of current expected credit loss reserve	295,821,277	181,400,641	618,200		477,840,118

Cash and cash equivalents	5,593,575	5,592,264	—		11,185,839
Interest receivable	2,539,215	1,637,011	—		4,176,226
Investment in unconsolidated real estate joint venture	25,925,934	13,960,119	4,881	(A)	39,890,934
Prepaid expenses and other assets	843,591	969,577	(969,577)	(A)	843,591
Total assets	$330,723,592	$203,559,612	$(346,496)		$533,936,708

Liabilities
Accrued interest	$809,047	$569,374	$—		$1,378,421
Dividends payable	4,055,220	2,329,680	—		6,384,900
Current expected credit loss reserve	176,639	71,753	—		248,392
Accrued management and incentive fees	878,995	680,590	—		1,559,585
Accrued direct administrative expenses	891,346	707,321	—		1,598,667
Accounts payable and other liabilities	414,260	277,675	3,740,000	(B)	4,431,935
Line of credit payable	82,550,000	49,204,158	—		131,754,158
Line of credit payable to affiliate	59,100,000	42,526,000	—		101,626,000
Total liabilities	148,875,507	96,366,551	3,740,000		248,982,058
Commitments and contingencies
Shareholders' equity
Preferred stock, par value $0.01 per share	—	—	—		—
Common stock, par value $0.01 per share	135,174	58,242	26,408	(C)	219,824
Additional paid-in capital	187,411,971	109,716,727	(47,465,308)	(C)	249,663,390
Accumulated (deficit) earnings	(5,699,060)	(2,581,908)	43,352,404	(C)	35,071,436
Total shareholders' equity	181,848,085	107,193,061	(4,086,496)		284,954,650

Total liabilities and shareholders' equity	$330,723,592	$203,559,612	$(346,496)		$533,936,708

Sunrise Realty Trust, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2026

	SUNS Historical	SRT Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined Company
	(unaudited)	(unaudited)
Revenue
Interest income	$18,837,381	$11,714,032	$—		$30,551,413
Interest expense	(5,713,418)	(3,860,131)	—		(9,573,549)
Net interest income	13,123,963	7,853,901	—		20,977,864
Expenses
Management and incentive fees	2,514,131	1,733,253	414,595	(D)	4,661,979
General and administrative expenses	1,552,882	1,047,305	(431,500)	(E)	2,168,687
Stock-based compensation	667,446	383,354	—		1,050,800
Professional fees	474,885	315,450	(202,500)	(E)	587,835
Total expenses	5,209,344	3,479,362	(219,405)		8,469,301
Provision for current expected credit losses	(617,531)	(465,933)	—		(1,083,464)
Equity in earnings of unconsolidated real estate joint venture	32,287	17,386	—		49,673
Net income before income taxes	7,329,375	3,925,992	219,405		11,474,772
Income tax expense	—	—	—		—
Net income	$7,329,375	$3,925,992	$219,405		$11,474,772

Earnings per common share:
Basic	$0.54				$0.52
Diluted	$0.54				$0.51

Weighted average number of common shares outstanding:
Basic	13,324,626		8,668,479	(F)	21,993,105
Diluted	13,335,822		8,673,233	(F)	22,009,055

Sunrise Realty Trust, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2025

	SUNS Historical	SRT Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined Company

Revenue
Interest income	$26,373,418	$20,261,001	$—		$46,634,419
Interest expense	(4,801,984)	(5,014,513)	—		(9,816,497)
Net interest income	21,571,434	15,246,488	—		36,817,922
Expenses
Management and incentive fees	2,454,130	3,183,994	532,097	(D)	6,170,221
General and administrative expenses	2,896,724	1,960,759	(855,000)	(E)	4,002,483
Stock-based compensation	1,019,168	574,573	—		1,593,741
Professional fees	1,029,947	585,551	(397,000)	(E)	1,218,498
Total expenses	7,399,969	6,304,877	(719,903)		12,984,943
Provision for current expected credit losses	(2,029,056)	(985,904)	—		(3,014,960)
Bargain purchase gain	—	—	43,810,496	(G)	43,810,496
Merger costs	—	—	(3,040,000)	(B)	(3,040,000)
Net income before income taxes	12,142,409	7,955,707	41,490,399		61,588,515
Income tax expense	—	—	—		—
Net income	$12,142,409	$7,955,707	$41,490,399		$61,588,515

Earnings per common share:
Basic	$0.93				$2.86
Diluted	$0.93				$2.86

Weighted average number of common shares outstanding:
Basic	12,742,894		8,668,479	(F)	21,411,373
Diluted	12,774,328		8,672,794	(F)	21,447,122

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with SUNS treated as the acquirer. The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial position and results of the combined companies had the companies actually been combined as of June 30, 2026, and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of SRT, as of the effective date of the Merger, will be recorded by SUNS at their respective fair values and the excess of the fair value of SRT net assets over the merger consideration will be reflected within the statement of operations as a bargain purchase gain.
The pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments will include, but not be limited to, changes in (i) SRT’s balance sheet and operating results through the effective time of the Merger (the “Merger Effective Time”); (ii) the aggregate value of Merger consideration paid if the fair value of shares of SUNS on the date the merger becomes effective varies from the estimated fair value of $7.48 per share used herein; (iii) total merger related expenses from amounts included herein; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Management Adjustments
The unaudited pro forma condensed combined financial information also includes Management’s Adjustments, as permitted by Rule 11-02(a)(7) of Regulation S-X, to reflect certain estimated cost savings and related effects expected to result from the Merger. Management believes these adjustments enhance an understanding of the pro forma effects of the Merger and reflect all Management’s Adjustments that, in management’s opinion, are necessary to a fair statement of the pro forma financial information presented. The Management’s Adjustments are based on currently available information and certain assumptions and estimates that management believes are reasonable. Actual cost savings and related effects following completion of the Merger may differ materially from the amounts reflected in the Management’s Adjustments.
Note 2 – Preliminary Purchase Price Allocation

Purchase price consideration

The merger provides that SRT Stockholders will receive 1.45 shares of SUNS Common Stock for each share of SRT Common Stock they hold immediately prior to the Merger.

The following table presents the calculation of the purchase price consideration:

Equity consideration:
Total shares of SRT common stock outstanding as of September 4, 2026	5,837,900
Exchange ratio	1.45
Number of shares of SUNS common stock to be issued	8,464,955
SUNS share price(1)	$7.48
Preliminary purchase price consideration for SRT's shares outstanding	$63,317,863
Less: Fair value of replacement shares for SRT's restricted stock awards attributable to post-combination service(2)	(281,794)
Total preliminary purchase price consideration	$63,036,069
(1)Reflects the last reported sale price of SUNS Common Stock (NASDAQ: SUNS) on September 4, 2026.

(2)Represents the estimated fair value of replacement restricted stock awards attributable to post-combination service. Such amount is excluded from purchase price consideration and will be recognized as stock-based compensation expense over the applicable post-combination service period.

The purchase price consideration is preliminary and subject to modification based on the final purchase price, which will reflect the actual number of shares of SRT’s Common Stock outstanding, the closing price of SUNS Common Stock on the date the closing of the Merger occurs (the “Closing Date”) and the value of replacement equity awards attributable to post-combination service. These factors may result in a material difference from the preliminary purchase price consideration calculated above.
The Per Share Additional SUNS Manager Consideration of $0.05 per share is payable by SUNS Manager, not SUNS. The payment represents an additional benefit separately committed to by SUNS Manager in connection with the Merger and is not an obligation of SUNS. Accordingly, the payment has not been included in SUNS’ preliminary purchase price consideration or reflected in the pro forma financial statements.
Sensitivity Analysis
A 10% increase or decrease in the assumed market price of SUNS Common Stock would increase or decrease the estimated purchase consideration by approximately $6.3 million, with a corresponding decrease or increase, respectively, in the preliminary bargain purchase gain.

Allocation of Purchase Price Consideration to Assets Acquired and Liabilities Assumed
The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction. The excess of the fair value of net assets acquired is reflected within the statements of operations as a bargain purchase gain. Estimated fair value adjustments included in the pro forma condensed combined financial statements are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.

The preliminary purchase price allocation is as follows:

Estimated Fair Value
Assets acquired:
Loans held for investment	$182,018,841
Cash and cash equivalents	5,592,264
Interest receivable	1,637,011
Investments in unconsolidated real estate joint venture	13,965,000
Total assets acquired	203,213,116
Liabilities assumed:
Accrued interest	569,374
Dividends payable	2,329,680
Current expected credit loss reserve	71,753
Accrued management and incentive fees	680,590
Accrued direct administrative expenses	707,321
Accounts payable and other liabilities	277,675
Line of credit payable	49,204,158
Line of credit payable to affiliates	42,526,000
Total liabilities assumed	96,366,551
Net assets acquired	106,846,565
Preliminary pro forma bargain purchase gain	(43,810,496)
Total preliminary purchase consideration	$63,036,069
The preliminary purchase price allocation results in a bargain purchase gain because the estimated fair value of the identifiable net assets acquired exceeds the estimated fair value of the consideration transferred. Prior to recognizing a bargain purchase gain, SUNS will reassess whether all assets acquired and liabilities assumed have been correctly identified and will review the procedures used to measure the amounts recognized as of the Merger Effective Time. Accordingly, the amount of the bargain purchase gain ultimately recognized may differ materially from the preliminary amount presented above.

Note 3 – Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

(A)Reflects the preliminary allocation of the fair value of total consideration to the net assets acquired in connection with the application of the acquisition method of accounting. See Note 2 for further discussion regarding the preliminary purchase price allocation.
(B)Adjustment relates to the recognition and accrual of estimated one-time costs associated with the Merger totaling approximately $3.7 million, consisting of:
(1)approximately $1.4 million of transaction costs attributable to SUNS, which are expected to be expensed in connection with the Merger;
(2)approximately $1.6 million of transaction costs attributable to SRT, which are expected to be expensed in connection with the Merger; and
(3)approximately $0.7 million of offering costs attributable to SUNS that are directly related to the issuance of SUNS common stock as Merger consideration, which are reflected as a reduction to additional paid-in capital.
(C)Reflects the adjustments to shareholders’ equity resulting from the Merger, including the elimination of SRT’s historical equity, as summarized in the table below.

	Removal of SRT historical equity(1)	Equity consideration issued for the Merger(2)	Gain on bargain purchase(3)	Merger and Offering Costs(4)	Total Pro Forma Adjustment
Common stock, par value $0.01 per share	$(58,242)	$84,650	$—	$—	$26,408
Additional paid-in capital	(109,716,727)	62,951,419	—	(700,000)	(47,465,308)
Accumulated (deficit) earnings	2,581,908	—	43,810,496	(3,040,000)	43,352,404
Total shareholders' equity	$(107,193,061)	$63,036,069	$43,810,496	$(3,740,000)	$(4,086,496)
(1)To remove the historical equity of SRT as a result of the Merger.
(2)To recognize the fair value of the equity consideration paid by SUNS for the merger. Refer to Note 2 for the components of the purchase price consideration.
(3)To recognize the gain on bargain purchase discussed in Note (G).
(4)Reflects estimated costs associated with the Merger, consisting of approximately $3.0 million of transaction costs expected to be expensed in connection with the Merger and approximately $0.7 million of offering costs directly attributable to the issuance of SUNS Common Stock as Merger consideration. The transaction costs are reflected as a reduction to accumulated earnings, while the offering costs are reflected as a reduction to additional paid-in capital.
(D)Reflects the recalculation of incentive fees on a pro forma combined company basis pursuant to the incentive fee provisions of the Amended and Restated Management Agreement to be effective upon closing, including a quarterly hurdle rate of 1.75%, a 50% catch-up provision and an incentive fee rate of 17.5%. This does not reflect the $1.0 million management fee waiver provided by SUNS Manager, payable over four quarters following the closure of the Merger.

(E)Reflects estimated cost savings resulting from the Merger associated with the elimination of duplicative general and administrative expenses of SUNS and SRT. The adjustments primarily reflect expected reductions in professional fees and other corporate costs, including audit, tax, legal, investor relations and other administrative expenses that are expected to be eliminated or reduced following the Merger. The adjustments were based on historical expenses incurred by SUNS and SRT and management’s estimates of the costs expected to be incurred by the combined company following the Merger.
(F)Reflects the adjustment to weighted average shares outstanding to give effect to the issuance of SUNS common stock as consideration in the Merger as if such shares had been issued and outstanding as of January 1, 2025.
(G)Reflects the preliminary bargain purchase gain resulting from the excess of the estimated fair value of the identifiable net assets acquired over the estimated fair value of the consideration transferred in connection with the Merger. The preliminary bargain purchase price gain is subject to change upon completion of the final purchase price allocation.
Pro Forma Earnings Per Share
The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share are based on the combined basic and diluted weighted average shares, after giving effect to the pro forma merger adjustments:

	Six months ended June 30, 2026	For the year ended December 31, 2025
Pro forma net income	$11,474,772	$61,588,515
Dividends paid on unvested restricted stock	(147,627)	(304,652)
Net income attributable to common shareholders	$11,327,145	$61,283,863
Divided by:
Pro forma weighted average shares of common stock outstanding—basic	21,993,105	21,411,373
Pro forma weighted average unvested restricted stock	15,950	35,749
Pro forma weighted average shares of common stock outstanding—diluted	22,009,055	21,447,122
Pro forma earnings per common share—basic	$0.52	$2.86
Pro Forma earnings per common share—diluted	$0.51	$2.86

Pro Forma Distributable Earnings Per Share
We define Pro Forma Distributable Earnings as, for a specified period, the pro forma net income, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses, (v) TRS (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Pro Forma Distributable Earnings on a supplemental basis to pro forma net income is helpful to shareholders in assessing the overall performance of the combined business. As a REIT, we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our Common Stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income.

The following table provides a reconciliation of pro forma net income to Pro Forma Distributable Earnings:

	Six months ended June 30, 2026	For the year ended December 31, 2025

Net income	$11,474,772	$61,588,515
Adjustments to net income:
Stock-based compensation expense	1,050,800	1,593,741
Depreciation and amortization	—	—
Unrealized (gains) losses, or other non-cash items	—	—
Provision for current expected credit losses	1,083,464	3,014,960
TRS (income) loss	—	—
One-time events pursuant to changes in GAAP and certain non-cash charges:
Non-cash bargain purchase gain	—	(43,810,496)
Non-cash equity in earnings of unconsolidated real estate joint venture	(49,673)	—
Pro Forma Distributable earnings	$13,559,363	$22,386,720
Pro forma weighted average shares of common stock outstanding—basic	21,993,105	21,411,373
Pro Forma Distributable earnings per common share—basic	$0.62	$1.05